                                                                  Exhibit (c)(2)
                                               STRICTLY PRIVATE AND CONFIDENTIAL

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Project Showtime

Presentation to the Special Committee of the Board of Directors
May 1, 2001



MAY 2001

--------------------------------------------------------------------------------

This board presentation was prepared by UBS Warburg LLC solely for the benefit and use of the special committee of the board of directors of Sodexho Marriott Services, Inc. The board presentation was delivered to the Special Committee on May 1, 2001, and is current only as of that date. The board presentation is subject to, and should be reviewed in conjunction with, the assumptions, qualifications and limitations set forth in the text of the written fairness opinion, dated May 1, 2001, delivered by UBS Warburg LLC to the special committee and included as Exhibit (c)(1) to this Schedule TO.

[UBS Warburg logo]

Contents
----------------------------------------------------------------

SECTION 1    Transaction Overview____________________________  1

SECTION 2    Magic Overview__________________________________  5

SECTION 3    Valuation Analyses______________________________ 13



[UBS Warburg logo]

Transaction Overview
--------------------------------------------------------------------------------
SECTION 1


[UBS Warburg logo]

Transaction History
--------------------------------------------------------------------------------
 .    Magic ("Magic" or the "Company") was formed in March 1998 through the merger of the North American food service operations of Alcindor and the food service operations of Magic International

 .    As a result of the merger,  Alcindor  owned 48%  (excluding  the dilutive effect of options outstanding), the Magic family controlled 9% and former Magic International shareholders owned the remaining 43%

 .    In conjunction  with the merger,  Alcindor and Magic entered into several agreements whereby Alcindor agreed to provide a variety of operational services for Magic for a fee, as well as guarantee a substantial portion of Magic's debt

 .    In order to maintain the tax free status of the  distribution  of certain businesses to shareholders of Magic International, Alcindor and Magic International entered into an agreement whereby Alcindor was prohibited from increasing its ownership stake to 50% or more until 3/27/01

 .    Magic stock began trading on 3/23/98 at $24.00 per share and subsequently traded down to an all-time low of $10.31 on 2/15/00 as a result of poor operating results

 .    In   anticipation  of  the  expiration  of  its  three  year  standstill obligation, on 1/25/01, Alcindor announced a bid of $27.00 per share in cash for the 54.2% of the fully-diluted shares of Magic outstanding that it does not already own/1/

 .    On 1/29/01, the Board of Directors of Magic appointed a Special Committee to evaluate the Alcindor proposal

 .    On 2/27/01, the Company announced the appointment of UBS Warburg ("UBSW")
     to advise the Special Committee with regard to the Alcindor proposal

 .    On 4/25/01, Alcindor agreed to pay $32.00 per share in cash for the 54.7%
     of the fully-diluted shares of Magic it did not already own/1/

 .    Alcindor  plans to fund the cash purchase  price through a combination of debt and equity offerings with no financing contingency


NOTE:

1 Percentage of fully-diluted shares not owned by Alcindor is 54.2% @ $27.00 and 54.7% @ $32.00

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                                       2


Deal Overview
------------------------------------------------------------------------------------------------------------------------------------


                                                                         Initial
                                                                        Alcindor               Current Alcindor Proposal
                                                    One Month  One Day  Proposal   Market     ----------------------------
Valuation                                             Prior     Prior   (100.0%)   4/27/01         (54.7%)  (100.0%)
--------------------------------------------------------------------------------------------------------------------------

Stock Price ($)                                        20.81    24.88     27.00    29.53            32.00     32.00
Premium to One Day Prior Stock Price (%)                  --       --       8.5     18.7             28.6      28.6
Premium to One Month Prior Stock Price (%)                --     19.6      29.7     41.9             53.8      53.8
Equity Value ($mm)                                     1,340    1,620     1,767    1,943            1,158     2,117
Total Enterprise Value ($mm)                           2,210    2,490     2,637    2,813               --     2,987
Total Enterprise Value as a Multiple of LTM:/1/
 Revenue ($4,863 mm) (x)                                 0.5      0.5       0.5      0.6               --       0.6
 EBITDA ($296 mm) (x)                                    7.5      8.4       8.9      9.5               --      10.1
 EBIT ($209 mm) (x)                                     10.6     11.9      12.6     13.5               --      14.3
Stock Price Multiple of:
 CY2001E Cash EPS ($1.68) (x)                           12.4     14.8      16.1     17.6               --      19.1
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------
NOTE:

1 Latest Twelve Months as of 3/2/01

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                                       3


Summary of Merger Agreement
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Form of Transaction:                       . Tender Offer by Alcindor Acquisition Corporation, a Delaware corporation controlled by
                                             Alcindor

Merger Consideration:                      . $32.00 per share in cash

Tax Structure:                             . Fully taxable to selling shareholders

Accounting Treatment:                      . Purchase accounting

Significant Conditions and Other Terms:    . Special Committee and Board of Directors approval of the Tender Offer

                                           . Tender of the requisite number of common shares of Magic to Alcindor Acquisition
                                             Corporation to give Alcindor majority ownership of common shares outstanding on a fully diluted basis

                                           . Customary conditions relating to regulatory approvals and no material adverse effect

                                           . Non-solicitation of other offers

                                           . Limited representations and warranties by Magic due to existing ownership stake by
                                             Alcindor

                                           . [Alcindor makes certain representations to the effect that the transaction will not jeopardize the tax-free nature of the 1998 spin-off]

Termination Conditions:                    . Customary termination conditions and provisions including:
                                              -  Termination by mutual consent
                                              -  Termination by either Magic or Alcindor, if the merger is not consummated on or before [ ]
                                              -  Termination by Alcindor, if (i) the Board of Directors fails to recommend the
                                                 Tender Offer; (ii) Magic enters into a different Acquisition Proposal (as defined in the Agreement); or (iii) Alcindor terminates the Tender Offer because of a failure of any conditions set forth in Annex I of the Agreement
                                              -  Termination by Magic, if before Alcindor accepts for payment shares tendered in the offer (i) the Board of Directors advises the Company to enter into a Superior
                                                 Proposal (as defined in the Agreement); or (ii) the offer expires without the requested number of shares being tendered to give Alcindor a majority  ownership on a fully diluted basis
                                              -  Termination fee for Alcindor of [ ] million, if (i) the Company terminates due to a third party Acquisition Proposal; (ii) Alcindor terminates because the Magic
                                                 Board of Directors fails to recommend the Tender Offer or enters into a different
                                                 Acquisition Proposal; or (iii) each of the following occurs: the Tender Offer expires without sufficient shares being tendered to Alcindor, the Merger Agreement is terminated because the merger is not consummated by [ ], 2001, a different
                                                 Acquisition Proposal is received during that period, and, within 12 months following termination, Magic enters into [and consummates] a different Acquisition
                                                 Proposal
------------------------------------------------------------------------------------------------------------------------------------

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                                       4

Magic Overview

--------------------------------------------------------------------------------

SECTION 2

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

Summary of Magic Actual and Projected Financial Results

                                      53 weeks                                        53 weeks            2000-2005
Fiscal Years ending September 1/st/    1999A      2000A   LTM   2001E  2002E  2003E     2004E     2005E    CAGR (%)
-----------------------------------------------------------------------------------------------------------------------


Operating Summary
 Revenue ($mm)                         4,502      4,734  4,863  4,970  5,244  5,559    6,011      6,263       5.8
 EBIT ($mm)                              187        196    209    215    235    269      299        338      11.5
 EBITDA ($mm)                            272        280    296    300    320    355      390        429       8.9
 Interest Expense ($mm)                   87         84     80     78     74     71       54         43         -
 Net Income ($mm)                         60         63     74     78     92    115      143        174      22.5
 Capital Expenditures ($mm)               72         66     66     82     99     96       98        103         -
 FY EPS ($)/1/                          0.94       1.00   1.16   1.21   1.42   1.76     2.17       2.62      21.2
 FY Cash EPS ($)                        1.35       1.41   1.56   1.61   1.81   2.13     2.53       2.97      16.0

Margins
 Operating Margin (%)                    6.7        6.7    6.9    6.9    7.2    7.5      7.6        8.1         -
 EBIT Margin (%)                         4.2        4.1    4.3    4.3    4.5    4.8      5.0        5.4         -
 EBITDA Margin (%)                       6.0        5.9    6.1    6.0    6.1    6.4      6.5        6.8         -
 Net Income Margin (%)                   1.3        1.3    1.5    1.6    1.8    2.1      2.4        2.8         -
 Capital Expenditures (%)                1.6        1.4    1.4    1.6    1.9    1.7      1.6        1.6         -

Growth Rates/2/
 Revenue (%)                               -        7.2      -    5.0    5.5    6.0      6.1        6.2         -
 EBITDA (%)                                -        4.9      -    7.1    6.7   10.9      7.8       12.1         -
 Net Income (%)                            -        7.0      -   23.8   17.9   25.0     22.0       24.0         -
-----------------------------------------------------------------------------------------------------------------------

NOTES:
1    Management earnings estimates
2    Adjusted to reflect the additional week in fiscal 1999 and 2004

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                                       6


Historical Balance Sheet
-------------------------------------------------------------------------------------------
($mm)                                                                1999    2000   3/2/01
-------------------------------------------------------------------------------------------

Cash                                                                   48      54      70
Accounts Receivable                                                   445     463     515
Inventories                                                            60      67      67

PP&E                                                                   85      96      95
Intangible Assets                                                     535     497     478
Other Assets                                                          174     187     196
-------------------------------------------------------------------------------------------
Total Assets                                                        1,347   1,364   1,421
-------------------------------------------------------------------------------------------

Accounts Payable and Current Liabilities                              585     684     728
Other Long Term Liabilities                                           113     112     110

Long Term Debt
Revolving Credit Facility                                              52      --      --
Secured Credit Facility                                               430     350     310
Guaranteed Credit Facility                                            620     620     620
Senior Debt                                                             6       6       6
Other                                                                   5       5       4
-------------------------------------------------------------------------------------------
Total Debt                                                          1,113     981     940
-------------------------------------------------------------------------------------------

Convertible Sub. Debt                                                  30      --      --
Shareholders' Equity                                                 (494)   (413)   (357)
-------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                          1,347   1,364   1,421
-------------------------------------------------------------------------------------------

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                                       7

Magic Stock Price History--Last Twelve Months
--------------------------------------------------------------------------------

April 27, 2000 to April 27, 2001

[Graph depicting the daily closing stock price and the daily trading volume of Magic from April 27, 2000 to April 27, 2001. The graph has annotations A through G as described below. The graph also has a line at $32.00 per share for the proposed purchase price which demonstrates that the offer price is higher than any closing stock price over the time period presented.]

SOURCE: Factset



Annotations                                                              Selected Statistics 1, 2               ($)
--------------------------------------------------------------------------------------------------------------------
A       Reported Q3 results, including moderate growth (7/14/00)
B       Reported FY 2000 results (11/13/00)                              Pre-announcement Price (1/24/01)      24.88
C       Reported Q1 results (1/12/01)                                    30 Day Average                        22.58
D       Alcindor announced bid of $27.00 (1/25/01)                       90 Day Average                        20.90
E       UBS Warburg announced as advisor to Special Committee (2/27/01)  52 Week Average                       16.31
F       Announced the award of 2 Marine Corps Contracts (3/15/01)        52 Week High                          25.69
G       Reported Q2 results (4/12/01)                                    52 Week Low                           10.31
--------------------------------------------------------------------------------------------------------------------

                                                                         NOTES:
                                                                         1  Statistics for the periods
                                                                            denoted prior to the
                                                                            announcement date,
                                                                            January 25, 2001
                                                                         2  Closing prices

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                                       8

Magic Price Performance Since the 1998 Transaction
--------------------------------------------------------------------------------

[Graph depicting the daily closing stock price and the daily trading volume of Magic from March 23, 1998 to April 27, 2001. The graph has annotations showing the all-time high stock price of $32.69 on 7/10/98 and the all-time low stock price of $10.31 on 2/15/00. The graph also has a line at $32.00 per share for the proposed purchase price which demonstrates that the offer price is higher than any closing stock price during the time period presented except for a few days during the middle of 1998 and early 1999.]

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                                       9

Magic Relative Price Performance
--------------------------------------------------------------------------------

April 26, 2000 to April 27, 2001
[Graph depicting the relative price performance of Magic and Alcindor to an index of comparable companies from April 26, 2000 to April 27, 2001. The graph shows that Magic and Alcindor have outperformed the comparable companies index beginning in October 2000. The graph also shows that Magic outperformed the comparable companies index by a wide margin since the announcement by Alcindor of its proposal to purchase the remaining shares of Magic on January 25, 2001.]

SOURCE:  FactSet
NOTE: Comparable Companies Index consists of: ABM, Autogrill, Chemed, Compass, Elior, ISS, Rentokil Initial and ServiceMaster


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                                       10

Magic Trading Summary Prior to Announcement
--------------------------------------------------------------------------------

[Four graphs depicting how many shares traded at various per share stock prices during specific time periods prior to the announcement by Alcindor of its proposal to purchase the remaining shares of Magic on January 25, 2001. The tables below describe the information in those graphs.]


Graph 1

One Month (12/26/00-1/24/01)

--------------------------------------------------------------------------------
   Stock Price Range            Volume (`000s)            % of Total Volume
   -----------------            --------------            -----------------
--------------------------------------------------------------------------------
       $20-$22                        992                       33.5%
--------------------------------------------------------------------------------
       $22-$24                        456                       15.4%
--------------------------------------------------------------------------------
       $24-$26                      1,512                       51.1%
--------------------------------------------------------------------------------

Graph 2

Three Months (10/23/00-1/24/01)

--------------------------------------------------------------------------------
   Stock Price Range            Volume (`000s)            % of Total Volume
   -----------------            --------------            -----------------
--------------------------------------------------------------------------------
       $18-$20                        808                       14.0%
--------------------------------------------------------------------------------
       $20-$22                      2,915                       50.5%
--------------------------------------------------------------------------------
       $22-$24                        536                        9.3%
--------------------------------------------------------------------------------
       $24-$26                      1,512                       26.2%
--------------------------------------------------------------------------------


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

Graph 3

Six Months (7/24/00-1/24/01)

--------------------------------------------------------------------------------

   Stock Price Range          Volume (`000,000s)          % of Total Volume
   -----------------          -----------------           -----------------
--------------------------------------------------------------------------------
       $14-$16                        0.3                         0.3%
--------------------------------------------------------------------------------
       $16-$18                       29.1                        33.4%
--------------------------------------------------------------------------------
       $18-$20                        8.1                         9.3%
--------------------------------------------------------------------------------
       $20-$22                       29.2                        33.5%
--------------------------------------------------------------------------------
       $22-$24                        5.4                         6.2%
--------------------------------------------------------------------------------
       $24-$26                       15.1                        17.4%
--------------------------------------------------------------------------------

Graph 4

One Year (1/24/00-1/24/01)

--------------------------------------------------------------------------------
   Stock Price Range          Volume (`000,000s)          % of Total Volume
   -----------------          ------------------          -----------------
--------------------------------------------------------------------------------
       $10-$12                       47.3                        26.2%
--------------------------------------------------------------------------------
       $12-$14                       10.4                         5.8%
--------------------------------------------------------------------------------
       $14-$16                       25.9                        14.4%
--------------------------------------------------------------------------------
       $16-$18                       36.5                        20.2%
--------------------------------------------------------------------------------
       $18-$20                       10.9                         6.0%
--------------------------------------------------------------------------------
       $20-$22                       29.2                        16.1%
--------------------------------------------------------------------------------
       $22-$24                        5.4                         3.0%
--------------------------------------------------------------------------------
       $24-$26                       15.1                         8.4%
--------------------------------------------------------------------------------


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                                       11

Ownership Summary
--------------------------------------------------------------------------------

Ownership


                                         Shares (`000s)                     %
--------------------------------------------------------------------------------
Alcindor                                    29,950                         47.1
Transamerica Corp.                           7,486                         11.8
Other:
 Bank of America Corp.                       2,078                          3.3
 Goldman Sachs Group                         1,800                          2.8
 Fidelity                                    1,347                          2.1       [pie chart depicting percentage ownership]
 Massachusetts Financial                     1,112                          1.8
 Barclays Bank                                 636                          1.0
 Vanguard Group                                415                          0.7
 Oppenheimer International                     282                          0.5
 State Street Corp.                            238                          0.4
 Other Holders                              18,150                         28.6
--------------------------------------------------------------------------------
Total                                       63,537/1/                     100.0
--------------------------------------------------------------------------------

SOURCE:  Magic Proxy (12/1/00), 10-Q (4/12/00), CDA Spectrum

1  Reflects basic shares outstanding


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                                       12

Valuation Analyses
--------------------------------------------------------------------------------

SECTION 3

[UBS Warburg logo]

Valuation Techniques
--------------------------------------------------------------------------------

 . UBS Warburg used the following methodologies to determine the appropriate
  Magic valuation



Methodology                                                                Description

-----------------------------------------------------------------------------------------------------------------------------------
 .  Comparable Companies Analysis         Compares trading multiples (Total Enterprise Value/EBITDA and Price/Cash EPS) of companies similar to Magic to the proposed purchase price multiples for the Alcindor/Magic merger

 .  Comparable Transactions Analysis      Compares purchase price multiples of similar transactions to the proposed multiples for the
                                         Alcindor/Magic merger

 .  Premiums Paid Analysis                All Deals: Compares stock price premiums paid to other companies one day, one week and one month prior to transaction announcement to the proposed premiums for the Alcindor/Magic merger

                                         Minority Squeeze-Out Deals: Compares stock price premiums paid for companies that were acquired in minority squeeze-outs to the proposed premiums for the Alcindor/Magic merger

                                         Control Deals: Compares stock price premiums paid to acquire more than 50% of companies where the ownership before the transaction was less than 50% but greater than 5% to the proposed premiums for the Alcindor/Magic merger

 .  Discounted Cash Flow Analysis         Implies valuation ranges for Magic by taking free cash flow estimates and arriving at a terminal value by either (i) growing the free cash flow estimates by a growth rate into perpetuity and discounting them to the terminal year; or (ii) using a multiple of EBITDA
-----------------------------------------------------------------------------------------------------------------------------------

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                                       14

Valuation Issues
-------------------------------------------------------------------------------

 . There are several issues that need to be considered when evaluating the Alcindor proposal, which are not entirely reflected in the valuation analyses


Methodology                                                                   Issues
------------------------------------------------------------------------------------------------------------------------------------
 .  Comparable Company Analysis           - Magic has lower EBITDA margins and lower expected revenue growth than its comparables

                                         - Magic operates in the relatively mature North American market, whereas many of the highly valued comparables operate in the faster growing European market

                                         - Unlike many of the comparables, Magic is not a global business, it operates solely in the North American market

                                         - Many of the higher multiple comparables trade on foreign exchanges

 .  Comparable Transaction Analysis       - Alcindor already exercises de facto control over Magic's operations. Alcindor assists the
                                           Company in purchasing activities, catering and site support services, marketing, management and administration, legal and financial matters, human relations, communications and cash management

                                         - There are no expected material synergies as a result of this transaction

 .  Premiums Paid Analysis                - The pre-announcement stock prices may have been impacted by speculation of an impending offer from Alcindor for the remaining interest in Magic

                                         - Given Alcindor's current ownership position, minority squeeze out premiums may be more applicable

 .  Discounted Cash Flow Analysis         - Alcindor's guarantee of a substantial portion of Magic's debt results in an artificially low cost of debt
------------------------------------------------------------------------------------------------------------------------------------

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                                       15

Comparable Company Analysis
-------------------------------------------------------------------------------



                                                                                                         Equity Value/
                      Stock      Total      Equity    Debt/                            LTM      TEV/  -----------------
                      Price    Enterprise   Market    Total       LTM                 EBITDA    LTM    CY2001E  CY2002E   I/B/E/S
                    (4/27/01)    Value      Value   Enterprise   Revenue  LTM EBITDA  Margin   EBITDA  Cash EPS Cash EPS Growth Rate
Company Name          ($)        ($mm)      ($mm)    Value (%)    ($mm)      ($mm)      (%)     (x)     (x)/2/   (x)/2/      (%)
------------------------------------------------------------------------------------------------------------------------------------
ABM Industries        33.00       878.9      834.9      4.5       1,849.4     101.7     5.5      8.6     13.0     11.8       12.0

Autogrill             11.13     3,975.9    2,831.4     28.3       2,837.1     348.1    12.3     11.4     13.7     12.2       14.6

Chemed                34.31       437.7      363.2     18.9         500.7      59.3    11.8      7.4     11.6       --       22.5

Compass Group/1/       7.69    18,177.2   17,087.3      5.8      11,821.6   1,183.4    10.0     15.4     18.3     17.0       14.7

Elior                 12.32     1,587.8    1,266.6     35.5       1,606.0     135.6     8.4     11.7     17.8       --         --

ISS                   58.29     2,849.2    2,329.6     18.2       3,584.4     230.2     6.4     12.4     20.6     17.7       (2.5)

Rentokil Initial       2.73     6,698.9    6,212.8     23.0       3,801.7     887.3    23.3      7.5     14.3     13.1        9.9

ServiceMaster         10.14     4,713.8    3,057.9     37.3       5,970.6     574.6     9.6      8.2     12.4     11.7       12.0


                                                                  Mean/3/               9.8     10.0     14.9     13.5       12.6
                                                                  Median                9.8     10.0     14.0     12.7       12.0
                                                                  High                 23.3     15.4     20.6     17.7       22.5
                                                                  Low                   5.5      7.4     11.6     11.7       (2.5)
Magic                 32.00     2,986.7    2,116.7     31.5       4,863.0     296.0     6.1     10.1     19.1     16.7       14.5

Alcindor              49.31     7,682.1    6,647.3     23.2       9,577.2     645.4     6.7     11.9     28.0     25.6       10.5

------------------------------------------------------------------------------------------------------------------------------------

NOTES:
1 Pro forma for acquisition of Morrison Management Services and Selecta Group and for sale of Hotel Group for an estimated $5.0 billion after tax from MSDW research
2 I/B/E/S earnings estimates with the exception of Compass (MSDW), Autogrill
  (Merrill), ISS (Dresdner), Magic (Management) and Alcindor (UBSW) all adjusted to exclude amortization of goodwill
3 Excludes high and low

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                                       16

Comparable Company Business Descriptions
--------------------------------------------------------------------------------

Company                 Business Description
------------------------------------------------------------------------------------------------------------------------------------
ABM Industries          Largest public facility services contractor with over 60,000 employees. Provides air conditioning, elevator, engineering, janitorial and parking and security services to thousands of customers throughout North
                        America.

Autogrill               Operator of restaurants along highways and in airports throughout Europe and America. Also operates self service restaurants across Italy.

Chemed                  Provides plumbing and drain cleaning services through Roto-Rooter Inc. Also offers home healthcare services and air-conditioning repair.

Compass Group           International food service operator, providing contract and concession catering services to businesses, airports, healthcare institutions, schools and universities.

Elior                   Supplier of food to restaurants located near highways, at airports, in rail stations, in schools and in hospitals. Services over 7,400 restaurants in France, the U.K., the Netherlands and Italy.

ISS                     Provider of cleaning and maintenance services primarily in Europe for the food processing and healthcare sectors. Also provides landscaping, security, linen and catering services.

Rentokil Initial        Services include pest control, landscaping, hospital waste disposal, cleaning services and facilities management operations. Also provides staffing, delivery and security services.

ServiceMaster           Provides housecleaning, pest control, and landscaping services. Also supplies facilities management, housekeeping and food services to healthcare and education facilities.
------------------------------------------------------------------------------------------------------------------------------------

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                                       17

Comparable Transaction Analysis

                                                                                                         Premium to Stock Price(%)
                                              Trans-      Implied     Target   Target   TEV/    Equity/  -------------------------
                                              action     Enterprise   LTM       LTM     LTM     LTM Cash     One     One     One
Date       Target             Acquiror        Consid-      Value      Revenue  EBITDA  EBITDA   Earnings     Day     Week    Month
Announced  Name               Name            eration      ($mm)      ($mm)    ($mm)     (x)      (x)/1/    Prior    Prior   Prior
----------------------------------------------------------------------------------------------------------------------------------
3/29/01    LSG SkyChefs/2/    Lufthansa         Cash       2,662.5        --    186.3    14.3        --        --       --      --
2/12/01    Selecta Group/2/   Compass Group     Cash         775.3     510.4     82.7     9.4      21.4      30.1     33.3    38.5
2/6/01     Morrison Mgmt.
            Specialists       Compass Group     Cash         633.6     509.3     36.2    17.5      33.4      20.8     21.0    25.6
12/7/00    Henkel-Ecolab/2/   Ecolab            Cash/        969.4     900.2    127.4     7.6      18.2        --       --      --
                                                 Stock
5/17/00    Compass Group      Granada Group     Stock     10,096.7   8,138.4    687.3    17.6/3/   36.3       3.5    (11.4)   (8.9)
7/26/99    Host Marriott
            Services          Autogrill         Cash         947.1   1,436.6    132.2     7.2      28.7      61.5     78.7   111.8
11/2/98    LandCare           ServiceMaster     Stock        279.7     304.0     31.0     9.0      14.6      30.4     30.4    60.5
                                                                         ---------------------------------------------------------
                                                                         Mean/4/         11.6      25.4       27.1    28.2    41.5
                                                                         Median           9.4      25.1       30.1    30.4    38.5
                                                                         High            17.6      36.3       61.5    78.7   111.8
                                                                         Low              7.2      14.6        3.5   (11.4)   (8.9)
----------------------------------------------------------------------------------------------------------------------------------
1/24/01    Magic              Alcindor          Cash       2,986.7   4,863.0    296.0    10.1      21.2       28.6    30.9    53.8
----------------------------------------------------------------------------------------------------------------------------------


NOTES:
1  Excludes goodwill amortization
2  Pending
3 17.6x TEV/EBITDA excludes expected synergies of $112 million, 14.7x TEV/EBITDA including the synergies
4  Excludes high and low

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                                       18

Comparable Transaction Target Business Descriptions
------------------------------------------------------------------------------------------------------------------------------------

Company Name                                                              Business Description
------------------------------------------------------------------------------------------------------------------------------------
Compass Group                              International food service operator, providing contract and concession catering services to businesses, airports, healthcare institutions, schools and universities.

Henkel-Ecolab                              European joint venture between Ecolab and Henkel. Provider of cleaning products and services.

Host Marriott Services                     Operates food, beverage, and merchandise concessions at US airports, toll road travel plazas, shopping malls and entertainment venues.

LandCare                                   Offers landscape maintenance, landscape installation and tree services to the commercial and institutional markets.

LSG SkyChefs                               The world's largest inflight catering alliance. Previously jointly owned by Lufthansa and
                                           Onex Corp.

Morrison Mgmt. Specialists                 Second largest outsourcing provider in the healthcare and senior living industries. Only national publicly held company that specializes exclusively in providing food, nutrition and dining services to the healthcare and senior living markets.

Selecta Group                              Largest operator of vending machines in Europe. The company sells and leases machines as well as offering repair and maintenance services.
------------------------------------------------------------------------------------------------------------------------------------

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                                       19

Premiums Paid Analysis/1/

---------------------------------------------------------------------------------------------------------------------
Completed Transactions                                                               Premium to Stock Price (%)
                                                                              ---------------------------------------
                                                                              One Day       One Week        One Month
                                                          Number of Deals       Prior         Prior           Prior
 --------------------------------------------------------------------------------------------------------------------
Deals Announced in 2001
 Cash Deals                                                       27            20.0            23.2             40.7
 Other Deals                                                       6            42.4            51.9             54.7
 All Deals                                                        33            24.3            28.4             43.2
Deals Announced in 2000
 Cash Deals                                                      104            35.2            41.3             46.0
 Other Deals                                                      69            33.5            38.1             42.5
 All Deals                                                       173            34.5            40.0             44.6
Deals Announced in 1999
 Cash Deals                                                      116            29.2            33.8             40.9
 Other Deals                                                      58            34.9            46.0             58.7
 All Deals                                                       174            31.1            37.9             46.8
Combined Averages
 Cash Deals                                                      247            30.8            35.8             43.0
 Other Deals                                                     133            34.5            42.2             50.1
 All Deals                                                       380            32.1            38.0             45.5
---------------------------------------------------------------------------------------------------------------------
Premium of Offer Price to Magic Stock Price /2/, /3/                            28.6            30.9             53.8
---------------------------------------------------------------------------------------------------------------------

NOTES:

1 Excludes financial company targets, transactions involving less than 10% of the target and targets of less than $50 million in equity value

2 Based on Magic one day prior, one week prior, and four weeks prior stock prices of $24.88, $24.44, and $20.81, respectively

3  Assumes offer price of $32.00 per share






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                                       20

Discounted Cash Flow Analysis

---------------------------------------------------------------------------------------------

($mm unless specified otherwise)                 2001      2002      2003      2004      2005
---------------------------------------------------------------------------------------------
EBIT                                              215       235       269       299       338
Less: Tax Effect @ 43.0%                          (92)     (101)     (116)     (129)     (145)
Plus: Depreciation and Amortization                85        85        86        91        91
Less: Capital Expenditures                        (82)      (99)      (96)      (98)     (103)
Change in Working Capital                          33        24        22        30        28

Unlevered Free Cash Flows                         159       144       165       193       209
---------------------------------------------------------------------------------------------

Implied Stock Price Sensitivity Analysis /1/

-----------------------------------------------------------------------------------
                                                     Terminal Growth Rate
-----------------------------------------------------------------------------------
                                                        2.5%     3.0%     3.5%
                                                     ------------------------------
Weighted Average Cost of Capital              9.0%     29.26    32.12    35.51
                                              9.5%     26.13    28.55    31.36
                                             10.0%     23.43    25.48    27.85
                                           ----------------------------------------

                                                   Terminal EBITDA Multiple
-----------------------------------------------------------------------------------
                                                        8.0x     9.0x    10.0x
                                                     ------------------------------
Weighted Average Cost of Capital              9.0%     30.65    34.87    39.08
                                              9.5%     29.75    33.87    37.99
                                             10.0%     28.87    32.90    36.93
-----------------------------------------------------------------------------------

NOTE:

1 Calculated using 66.1 million fully-diluted shares outstanding based on proposed Magic acquisition price of $32.00




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                                       21

Weighted Average Cost of Capital Analysis

----------------------------------------------------------------------------------------------------------
                                 Adjusted      Market Value
                                  Equity        of Equity       Total Debt       Tax Rate     Unlevered
Company Name                     Beta /1/         ($mm)            ($mm)            (%)        Beta /2/
----------------------------------------------------------------------------------------------------------
ServiceMaster                      0.40          3,045.6          1,756.8          40.0          0.25
ABM Industries                     0.40            758.3             39.5          40.0          0.38
Autogrill                          0.72          2,860.1          1,126.6          48.0          0.52
Chemed                             0.47            335.6             82.6          40.0          0.38
ISS                                0.88          2,325.7            519.6          32.0          0.72
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Mean                                                                                             0.45
Median                                                                                           0.38
High                                                                                             0.72
Low                                                                                              0.25
----------------------------------------------------------------------------------------------------------


                                          Market                                                                         Weighted
                                         Value of                                Unlevered   Equity Cost   Debt Cost      Average
                           Implied        Equity      Total Debt    Tax Rate     Industry     of Capital   of Capital     Cost of
                         Equity Beta       ($mm)         ($mm)         (%)         Beta          (%)/3/        (%)       Capital (%)
------------------------------------------------------------------------------------------------------------------------------------
Magic /4/                    0.67         1,925.8         940.0        43.0        0.45          11.56         6.81          9.04
Compass Group                0.48        17,214.2       1,058.8        27.0        0.45           9.53         6.65          9.26
Elior /4/                    0.65         1,291.8         563.9        36.0        0.45          11.37         5.47          8.98
ServiceMaster /4/            0.71         3,045.6       1,756.8        40.0        0.45          11.88         9.11          9.53
Alcindor                     0.57         6,440.6       1,786.0        40.0        0.45          10.30         6.75          8.94
------------------------------------------------------------------------------------------------------------------------------------

NOTES:
1 Adj. Beta = 0.33 + 0.67*Raw Beta. Raw Beta calculated using weekly data from 4/30/99 - 4/20/01 against local market index
2  Beta Unlevered = Beta Equity / [1 + (D / E) ]
3 Equity Cost of Capital = Risk Free Rate (5.71%) + Equity Beta * Market Risk Premium (8.0%)
4  0.5% mid-cap premium added to Equity Cost of Capital



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                                       22

Contact information
--------------------------------------------------------------------------------

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Tel:  310-556-6700


www.ubswarburg.com
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UBS Warburg is a business group of UBS AG

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